UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2006

ALTEON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16043	13-3304550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Campus Drive
Parsippany, New Jersey 07054
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 934-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

On May 9, 2006, Alteon Inc., HaptoGuard, Inc. (“HaptoGuard”) and UTI Limited Partnership announced that HaptoGuard has signed a worldwide exclusive license agreement with UTI Limited Partnership, the University of Calgary’s technology transfer and commercialization centre, to acquire rights to a family of compounds developed by Thomas G. Back, Ph.D., Professor of Chemistry, University of Calgary. This new class of compounds has the potential to help patients with cardiovascular disease.

Under terms of the agreement, HaptoGuard obtains exclusive worldwide rights to develop, manufacture and market products from a library of compounds characterized as glutathione peroxidase mimetics. HaptoGuard will be responsible for worldwide product development programs. HaptoGuard is currently developing ALT-2074 (formerly BXT-51072), an orally-active compound with potent glutathione peroxidase activity, for acute cardiovascular indications.

The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit.

99.1	Press Release dated May 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTEON, INC.

Dated: May 9, 2006	By:	/s/ KENNETH I. MOCH

Name: Kenneth I. Moch Title: President and Chief Executive Officer